                                                                Exhibit 10.32




                      NETWORK ACCESS SOLUTIONS CORPORATION
                           1998 STOCK INCENTIVE PLAN


                   NONQUALIFIED STOCK OPTION GRANT AGREEMENT


     This Grant Agreement (the "Agreement") is entered into by and between NETWORK ACCESS SOLUTIONS CORPORATION a Delaware corporation (the "Corporation"), and the grantee whose name appears on Schedule A hereto effective as of the Grant Date as defined in Article 1 hereof.

     In consideration of the premises, mutual covenants and agreements herein, the Corporation and the Grantee agree as follows:

                                   ARTICLE 1
                                GRANT OF OPTION

     Section 1.1  Grant of Option.  The Corporation hereby grants to the
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Grantee, pursuant to the provisions of the Network Access Solutions Corporation 1998 Stock Incentive Plan (the "Plan"), a nonqualified stock option to purchase shares of Common Stock, par value of $0.01 per share, of the Corporation ("Stock"), subject to the provisions of this Agreement (the "Option"). Unless stated otherwise herein, capitalized terms in this Agreement shall have the same meaning as defined in the Plan. Schedule A, attached hereto and incorporated herein, sets forth the following terms of the Option:

     (i)    the date the Administrator approved the Option (the "Grant Date");

     (ii) the number of shares of Stock which the Grantee may purchase under the Option;

     (iii)  the exercise price per share (the "Exercise Price"); and

     (iv) the date as of which the Option shall expire (the "Expiration Date"), at 5:00 p.m. Eastern Time, unless terminated earlier pursuant to other provisions of this Agreement.


     Section 1.2  Limitation on Term of Option.  Notwithstanding the foregoing,
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in no event shall the Option expire later than 5:00 p.m. Eastern Time on the day prior to the tenth (10th) anniversary of its Grant.

                                   ARTICLE 2
                                    VESTING

     Section 2.1  Vesting Schedule Subject to Section 2.2 below, unless the
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Option has earlier terminated pursuant to the provisions of the Agreement, the Grantee shall become vested in the shares of Stock subject to the Option over a four (4) year period as follows: the Grantee shall become vested in 6.25% of the total shares of Stock subject to the Option on the date that is three months from the Grant Date (the "Initial Vesting Date") and shall become vested in 6.25% of the total shares of Stock subject to the Option every third (3rd) month after the Initial Vesting Date, on the date in each such month that corresponds with the Initial Vesting Date (each referred to as a "Vesting Date"), during the forty-eight (48) month period immediately following the Initial Vesting Date, so that the Grantee shall be vested in 100% of the shares of Stock subject to the Option on the fourth (4th) anniversary of the Grant Date; provided, however, that the Grantee must be in the continuous employ or service of the Corporation or an Affiliate at all times from the Grant Date through the specified Vesting Date or Initial Vesting Date, as applicable, for such vesting to occur.

     Section 2.2  Acceleration of Vesting. Notwithstanding the foregoing, in the
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event of a "change of control," as defined below, the Grantee shall become vested in 100% of any unvested Option that has not been terminated in accordance with the terms of this Agreement. For purposes of this Agreement, a "change of control" shall be deemed to occur upon the first of the following events:

             (i) any person becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding voting securities and such person has the ability to elect a majority of the members of the Corporation's Board of Directors, if such ownership is not in place on the date of grant;

             (ii) any person becomes the beneficial owner, directly or indirectly, of securities of the Corporation sufficient to elect a majority of the members of the Board of Directors of the Corporation, provided that Optionee's responsibilities as an employee or consultant of the Corporation are materially adversely diminished by such change in control; or

             (iii) the sale of all or substantially all the assets of the Corporation, or a merger, consolidation, or similar transaction of the Corporation in which the Corporation is not the surviving entity or the Corporation's stockholders immediately prior to such transaction hold less than 50% of the voting securities of the surviving entity.

             A "change in control" shall not include either of the following events:

             (i) a transaction, the sole purpose of which is to change the state of the Corporation's incorporation; or

        (ii) a transaction, the result of which is to sell all or substantially all of the assets of the Corporation to another entity (the "surviving entity"); provided that the surviving entity is owned directly or indirectly by the Corporation's stockholders immediately following such transaction in substantially the same proportions as their ownership of the Corporation's voting capital stock immediately preceding such transaction.


                                   ARTICLE 3
                               EXERCISE OF OPTION

     Section 3.1  Exercisability of Option.  Pursuant to the terms of the
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Agreement, the Option may be exercised at any time, and from time to time, with respect to the number of shares subject to the Option.

     Section 3.2  Stock Restriction Agreement.  The Administrator in its sole
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discretion may require as a condition precedent to the exercise of the Option granted pursuant to Section 1.1, that the Grantee or such other person exercising the Option be, or shall execute and become, a party to a Stock Restriction Agreement in substantially the form attached to this Agreement as Exhibit A.

     Section 3.3 Manner of Exercise.  The Option may be exercised, in whole or
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in part, by delivering written notice to the Administrator in such form as the Administrator may require from time to time; provided, however, that the Option may not be exercised at any one time as to fewer than one hundred (100) shares (or such number of shares as to which the Option is then exercisable if such number of shares then exercisable is less than one hundred (100)). Such notice shall specify the number of shares of Stock subject to the Option as to which the Option is being exercised, and shall be accompanied by full payment of the Exercise Price for such shares.

     Payment of the Exercise Price shall be made (a) in cash (or cash equivalents acceptable to the Administrator in the Administrator's discretion);
(b) in the Administrator's discretion at the time of exercise, by tender to the Corporation of shares of the Corporation's common stock owned by the Grantee, having a Fair Market Value on the date of tender not less than the Exercise Price, which either have been owned by the Grantee at least six (6) months or were not acquired, directly or indirectly, from the Corporation; (c) in the Administrator's discretion at the time of exercise, by the Grantee's full recourse promissory note in a form approved by the Administrator; (d) by a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System and the provisions of the next paragraph; or (e) by any combination of the foregoing. In the Administrator's sole and absolute discretion, the Administrator may authorize payment of the Exercise Price to be made, in whole or in part, by such other means as the Administrator may prescribe. The Option may be exercised only in multiples of whole shares and no fractional shares shall be issued.

     If the Stock is registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, payment of the exercise price may be made, in whole or in part, subject to such limitations as the Administrator may determine, by delivery of a properly executed exercise notice, together with irrevocable instructions: (i) to a brokerage firm approved by the Administrator to deliver promptly to the Corporation the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) to the Corporation to deliver the certificates for such purchased shares directly to such brokerage firm.

     Section 3.4  Issuance of Shares and Payment of Cash upon Exercise.  Upon
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exercise of the Option, in whole or in part, in accordance with the terms of the Agreement and upon payment of the Exercise Price for the shares of Stock as to which the Option is exercised and delivery of such executed Stock Restriction Agreement as may be required by the Administrator pursuant to Section 3.2, the Corporation shall issue to the Grantee or such other person exercising the Option, as the case may be, the number of shares of Stock so paid for, in the form of fully paid and nonassessable Stock and, except as otherwise provided in the Stock Restriction Agreement, shall deliver certificates therefor as soon as practicable thereafter. The stock certificates for any shares of Stock issued hereunder shall, unless such shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such shares and referencing the Stock Restriction Agreement, if applicable.

                                   ARTICLE 4
                             TERMINATION OF OPTION

     Section 4.1  Termination, In General.  The Option granted hereby shall
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terminate and be of no force or effect after the Expiration Date set forth on Schedule A, unless terminated prior to such time as provided below.

     Section 4.2  Termination of Employment or Service for Reason Other Than
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Death or Disability.  Unless the Option has earlier terminated pursuant to the
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provisions of the Agreement, the Option shall terminate in its entirety, regardless of whether the Option is vested in whole or in part, thirty (30) days after the date the Grantee is no longer employed by, nor in the service of, the Corporation and its Affiliates for any reason other than the Grantee's death or Disability. Notwithstanding the foregoing, the Option shall terminate in its entirety, regardless of whether the Option is vested in whole or in part, upon termination of the employment or service of the Grantee by the Corporation or an Affiliate for "Cause".

     If the Grantee is a party to a written employment agreement or service agreement with the Corporation or an Affiliate which contains a definition of "cause", "termination for cause" or words of similar import, whether such Grantee is terminated for "Cause" pursuant to this Section 4.2 shall be determined according to the terms of and in a manner consistent with the provisions of such written agreement. If the Grantee is not party to such a written employment agreement or service agreement with the Corporation or an Affiliate, then for purposes of this Section 4.2, "Cause" shall mean (a) the conviction of the Grantee of, or the entry of a pleading of guilty or nolo contendere by the Grantee to, any crime involving moral turpitude that may reasonably be expected to have an adverse impact on the Corporation's reputation or standing in the community or any felony, (b) willful misconduct in connection with the Grantee's duties, willful failure to follow the directions of the Grantee's supervisor or supervisors, or willful failure to perform his or her responsibilities in the best interest of the Corporation, except in cases involving the mental or physical incapacity or disability of the Grantee, or (c) in the sole judgment of the President of the Corporation, the Grantee has acted or is acting in a manner that is not in the best interest of the Corporation or its employees, including but not limited to, disparaging the Corporation or its products or engaging in harassment or other inappropriate behavior directed towards employees of the Corporation. "Willful misconduct" and "willful failure to perform" shall not include actions or inactions on the part of the Grantee which were taken or not taken in good faith by the Grantee. The good faith determination by the Administrator of whether the Grantee's employment or service was terminated by the Corporation for "Cause" shall be final and binding for all purposes hereunder.

     Section 4.3  Upon Grantee's Death.  Unless the Option has earlier
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terminated pursuant to the provisions of the Agreement, upon the Grantee's death the Grantee's executor, personal representative, or the person(s) to whom the Option shall have been transferred by will or the laws of descent and distribution, may exercise all or any part of the outstanding Option with respect to the shares of Stock as to which the Option is vested as of the Grantee's date of death, provided such exercise occurs within twelve (12) months after the date of the Grantee's death, but not later than the Expiration Date of the Option. Unless sooner terminated, the Option shall terminate upon the expiration of such twelve- (12-) month period.

     Section 4.4  Termination of Employment or Service by Reason of Disability.
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Unless the Option has earlier terminated pursuant to the provisions of the Agreement, in the event that the Grantee ceases, by reason of Disability, to be an employee or consultant of or in the service of the Corporation or an Affiliate, the outstanding Option may be exercised in whole or in part with respect to the shares of Stock as to which the Option is vested as of the date of the Grantee's termination of employment or service due to Disability at any time within twelve (12) months after the date of such termination, but not later than the Expiration Date of the Option. Unless sooner terminated, the Option shall terminate upon the expiration of such twelve- (12-) month period.

     For purposes of this Agreement, Disability shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The

Administrator may require such proof of Disability as the Administrator in its sole discretion deems appropriate and the Administrator's determination as to whether the Grantee is Disabled shall be final and binding on all parties concerned.

     Section 4.5  Leave of Absence.  For purposes of this Agreement, the
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Grantee's employment or service with the Corporation or an Affiliate shall not be deemed to terminate if the Grantee takes any military leave, sick leave, or other bona fide leave of absence approved by the Administrator of ninety (90) days or less. In the event of a leave in excess of ninety (90) days, the Grantee's employment or service shall be deemed to terminate on the ninety-first
(91st) day of the leave unless the Grantee's right to re-employment with the Corporation or Affiliate remains guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise determined by the Administrator (or required by law), a leave of absence shall not be treated as employment or service for purposes of vesting in additional shares of Stock during such leave pursuant to Section 2.1 of this Agreement.



                                   ARTICLE 5
                               DRAG-ALONG RIGHTS

   Section 5.1  Drag-Along Rights.  If at any time any stockholder of the
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Corporation or group of stockholders owning a majority or more of the voting capital stock of the Corporation proposes to enter into any transaction involving (i) the sale of all or substantially all of the assets of the Corporation; (ii) the sale of more than fifty percent (50%) of the outstanding common stock of the Corporation in a non-public sale; (iii) any merger, share exchange, consolidation or other reorganization or business combination of the Corporation, if immediately after such transaction either (A) persons who were directors of the Corporation immediately prior to such transaction do not constitute at least a majority of the directors of the surviving entity, or (B) persons who hold a majority of the voting capital stock of the surviving entity are not persons who held a majority of the voting capital stock of the Corporation immediately prior to such transaction; or (iv) the dissolution or liquidation of the Corporation, the Corporation and/or the transferring stockholders may require the Grantee to participate in such transaction by giving the Grantee written notice thereof at least ten (10) days in advance of the date of the transaction or the date that tender is required, as the case may be. Upon receipt of such notice, the Grantee shall sell, assign, tender or transfer the same percentage of shares subject to the Option as the percentage of the shares of Stock proposed to be sold, assigned, tendered or transferred by the transferring stockholders collectively, upon the same terms and conditions applicable to the transferring stockholders and at a price equal to the difference between the Exercise Price per share under the Option and the price per share of Stock the transferring stockholders will receive pursuant to the terms of the transaction. If the Grantee has options to purchase Stock of the Corporation other than the Option hereunder, and such options are subject to terms similar to those set forth in this Section 5.1, then the Grantee's options shall be transferred in the order in which they were granted. The provisions of this
Section 5.1 shall apply in the event of the Grantee's death, to the Grantee's executor, personal representative or the person(s) to whom the Option shall have been transferred by will or the laws of descent and distribution, as though such person is the Grantee.

                                   ARTICLE 6
                       ADJUSTMENTS; BUSINESS COMBINATIONS

Section 6.1  Adjustments for Events Affecting Common Stock.  In the event of
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changes in the Common Stock of the Corporation by reason of any stock dividend, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall, in its discretion, make appropriate adjustments to the number, kind and price of shares covered by this Option, and shall, in its discretion and without the consent of the Grantee, make any other adjustments in this Option, including but not limited to reducing the number of shares subject to the Option or providing or mandating alternative settlement methods such as settlement of the Option in cash or in shares of Common Stock or other securities of the Corporation or of any other entity, or in any other matters which relate to the Option as the Administrator shall, in its sole discretion, determine to be necessary or appropriate.

Section 6.2  Pooling of Interests Transaction.  Notwithstanding anything in the
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Plan or the Agreement to the contrary and without the consent of the Grantee, the Administrator, in its sole discretion, may make any modifications to the Option, including but not limited to cancellation, forfeiture, surrender or other termination of the Option in whole or in part regardless of the vested status of the Option, in order to facilitate any business combination that is authorized by the Board to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

Section 6.3  Binding Nature of Adjustments.  Adjustments under this Article 6
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will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to this Option on account of any such adjustments


                                   ARTICLE 7
                                 MISCELLANEOUS

     Section 7.1  Non-Guarantee of Employment.  Nothing in the Plan or the
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Agreement shall alter the employment status of the Grantee, nor be construed as a contract of employment between the Corporation (or an Affiliate) and the Grantee, or as a contractual right of the Grantee to continue in the employ or service of the Corporation or an Affiliate, or as a limitation of the right of the Corporation or an Affiliate to discharge the Grantee at any time with or without cause or notice.

     Section 7.2  No Rights of Stockholder.  The Grantee shall not have any of
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the rights of a stockholder with respect to the shares of Stock that may be issued upon the exercise of the Option until such shares of Stock have been issued to him upon the due exercise of the Option. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued.

     Section 7.3  Nonqualified Nature of Option.  The Option is intended to be a
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stock option that does not qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and this Agreement shall be so construed.

     Section 7.4  The Corporation's Rights.  The existence of this Option shall
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not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of the Corporation's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     Section 7.5  Withholding of Taxes.  The Corporation or any Affiliate shall
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have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of Stock) due the Grantee the amount of any foreign, federal, state or local taxes required by law to be withheld as the result of the exercise of the Option or the lapsing of any restriction with respect to any shares of Stock acquired on exercise of the Option; provided, however, that the value of the shares of Stock withheld may not exceed the statutory minimum withholding amount required by law. In lieu of such deduction, the Administrator may require the Grantee to make a cash payment to the Corporation or an Affiliate equal to the amount required to be withheld. If the Grantee does not make such payment when requested, the Corporation may refuse to issue any Stock certificate under the Plan until arrangements satisfactory to the Administrator for such payment have been made.

     Section 7.6  Grantee.  Whenever the word "Grantee" is used in any provision
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of this Agreement under circumstances where the provision should logically be construed to apply to the estate, personal representative or beneficiary to whom this Option may be transferred by will or by the laws of descent and distribution, the word "Grantee" shall be deemed to include such person.

     Section 7.7  Nontransferability of Option.   The Option shall be
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nontransferable otherwise than by will or the laws of descent and distribution and during the lifetime of the Grantee, the Option may be exercised only by the Grantee or, during the period the

Grantee is under a legal disability, by the Grantee's guardian or legal representative. Except as provided in the preceding sentence, the Option may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

     Section 7.8  Notices.  All notices and other communications made or given
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pursuant to the Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Grantee at the address contained in the records of the Corporation, or addressed to the Administrator, care of the Corporation for the attention of its Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

     Section 7.9  Entire Agreement; Modification.  The Agreement contains the
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entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of the Agreement shall be void and ineffective for all purposes.

     Section 7.10  Conformity with Plan.  This Agreement is intended to conform
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in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in the Agreement or any matters as to which the Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Administrator.

     Section 7.11  Governing Law.  This Agreement shall be governed by and
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construed in accordance with the laws of the Commonwealth of Virginia, other than the conflict of laws principles thereof.

     Section 7.12  Headings.  The headings in the Agreement are for reference
     ----------------------
purposes only and shall not affect the meaning or interpretation of the Agreement.


                           {signatures on next page}

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer as of the date first above written.


ATTEST:                                     NETWORK ACCESS SOLUTIONS
                                            CORPORATION





____________________________                By:___________________________


The undersigned hereby acknowledges that he/she has carefully read this Agreement and the Plan and agrees to be bound by all of the provisions set forth in such documents.

WITNESS:                                    GRANTEE





____________________________                ______________________________

                                            Date: ________________________


Enclosure:  Network Access Solutions, Inc. 1998 Stock Incentive Plan

SCHEDULE A

Stock Option Granted to:    Worth MacMurray

Grant Date:                 August 9, 1999

Number of Shares:           125,000

Exercise Price Per Share:   $5.125

Expiration Date:            August 9, 2009